Exhibit 10.64
AMENDMENT NO. 1

TO

SEVERANCE AGREEMENT (CHANGE IN CONTROL)
This Amendment No. 1 to Severance Agreement (Change in Control) dated as of and effective January 25, 2010 (the “Amendment”), is by and between                      (the “Employer”), and                      (the “Executive”).
WHEREAS, the Employer and the Executive are parties to a Severance Agreement (Change in Control) dated as of and effective December 18, 2009 (the “Agreement”);
WHEREAS, the Employer and the Executive wish to enter into this Amendment in order to modify the restrictive covenant regarding non-solicitation contained in the Agreement to better reflect the intention of the parties;
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Employer and the Executive hereby agree as follows:
1.	Amendment to Section 6.2, Non-Solicitation. Section 6.2 of the Agreement is hereby amended in its entirety so as to read as follows:
“6.2	Non-Solicitation. The Executive agrees that during the Executive’s employment and at all times thereafter during the Severance Period, the Executive will not, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, knowingly solicit, aid or induce any employee of the Employer to leave such employment in order to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Employer or knowingly take any action to materially assist or aid any other person, firm, corporation or other entity in identifying or hiring any such employee.”
2.	No Other Amendments. Except as expressly amended hereby, the Agreement remains in full force and effect.

[NAME OF EMPLOYER]	EXECUTIVE

By:	By:
Name:	Name:
Title:	Address: